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                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    MFB CORP.
             (Exact name of Registrant as specified in its charter)

                 Indiana                                  35-1907258
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

         121 South Church Street
              P.O. Box 528
           Mishawaka, Indiana                                46546
(Address of  Principal Executive Offices)                 (Zip Code)

                 MISHAWAKA FEDERAL SAVINGS EMPLOYEES' SAVINGS &
                          PROFIT SHARING PLAN AND TRUST
                            (Full title of the plans)

                                Charles J. Viater
                      President and Chief Executive Officer
                                    MFB Corp.
                             121 South Church Street
                                  P.O. Box 528
                            Mishawaka, Indiana 46546
                     (Name and address of agent for service)

          (Telephone number, including area code, of agent for service)
                                                            (219) 255-3146

                         CALCULATION OF REGISTRATION FEE
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                                   Proposed          Proposed
       Title of                     maximum           maximum       Amount
      securities      Amount       offering          aggregate       of
         to be         to be       price per         offering    registration
     registered     registered      share(1)         price(1)        fee
- --------------------------------------------------------------------------------
Common Stock,
without par value     15,000       $16.625           $249,375      $100.00
        (2)
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(1)    Estimated  solely  to  determine  the  registration  fee and based on the average of the high and low sales prices per share of Common Stock of MFB Corp. on September 20, 1996, pursuant to Rule 457(c) and (h).

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Any additional shares of Common Stock to be issued as a result of stock dividends, stock splits, or similar transactions shall be covered by this Registration Statement as provided in Rule 416.

                                Page 1 of 8 Pages
                             Exhibit Index on Page 6

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     Document(s) containing information specified by Part I of this Form S-8 Registration Statement ("Registration Statement") will be sent or given to participants in the Mishawaka Federal Savings Employees' Savings & Profit Sharing Plan and Trust (the "Plan"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
     The following documents are hereby incorporated by reference into this Registration Statement:

(1) The annual report of MFB Corp. (the "Registrant") for the year ended September 30, 1995, filed with the Securities and Exchange Commission on Form 10-K;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") by the Registrant since September 30, 1995; and

(3) The description of the capital stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A, which was filed with the Commission on February 7, 1994, and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant or the Plan with the Commission pursuant to Sections l3(a), 13(c), l4, and l5(d) of the 1934 Act prior to the filing of a post-effective amendment that indicates that all shares offered hereby have been sold or that deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date they are filed.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article 13 of the Registrant's Articles of Incorporation, pursuant to authority contained in the Indiana Business Corporation Law, provides for the indemnification of the Registrant's officers and directors against expenses, judgments, settlements, penalties and fines that may be incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they are made parties if they acted in good faith and in a manner they reasonably believed, in the case of conduct in their official capacity, was in the best interest of the Registrant and, in all other cases, was not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, they either had reasonable cause to believe their conduct was lawful or no reasonable cause to believe their conduct was unlawful. Such indemnification is required in cases where the directors or officers are successful, on the merits or otherwise, in the defense of any claim, issue or matter.

     The Registrant also maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

tem 8.     Exhibits.

     The exhibits furnished with this registration statement are listed on page E-1. Registrant understands that the Plan has been submitted to the Internal Revenue Service (the "IRS") for a favorable determination as to its qualification and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.    Undertakings.

     (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the effective Registration Statement); (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mishawaka, and the State of Indiana, on this 26th day of September, 1996.


                                      MFB CORP.


                                      By  /s/ Charles J. Viater
                                          Charles J. Viater
                                          President and Chief Executive Officer


     Each person whose signature appears below hereby constitutes and appoints Charles J. Viater and Timothy C. Boenne, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                         Title                       Date
       ---------                         -----                       ----
(1) Principal Executive Officer:


    /s/ Charles J. Viater         President and Chief      )
    Charles J. Viater             Executive Officer        )
                                                           )
(2) Principal Financial and                                )
    Accounting Officer:                                    )
                                                           )
                                                           )
    /s/ Timothy C. Boenne         Vice President and       )
    Timothy C. Boenne             Controller of Mishawaka  )
                                  Federal Savings          )
                                                           ) September 26, 1996
                                                           )
(3) A Majority of the Board                                )
    of Directors                                           )
                                                           )
                                                           )
    /s/ M. Gilbert Eberhart       Director                 )
    M. Gilbert Eberhart                                    )
                                                           )
                                                           )
    /s/ Thomas F. Hums            Director                 )
    Thomas F. Hums                                         )
                                                           )
                                                           )
                                                           )

                                                           )
    /s/ Jonathan E. Kintner       Director                 )
    Jonathan E. Kintner                                    )
                                                           )
                                                           )
    /s/ Michael J. Marien         Director                 )
    Michael J. Marien                                      )
                                                           )
                                                           )
    /s/ Marian K. Torian          Director                 ) September 26, 1996
    Marian K. Torian                                       )
                                                           )
                                                           )
    /s/ Charles J. Viater         Director                 )
    Charles J. Viater                                      )
                                                           )
                                                           )
    /s/ Reginald H. Wagle         Director                 )
    Reginald H. Wagle                                      )
                                                           )
                                                           )


The Plan

       Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the city of Mishawaka, and the State of Indiana, on this 26th day of September, 1996.

                                   MISHAWAKA FEDERAL SAVINGS EMPLOYEES'
                                   SAVINGS & PROFIT SHARING PLAN AND TRUST

                                   By the Plan Committee:



                                   /s/ Charles J. Viater
                                   Charles J. Viater

                                   /s/ Pamela J. Weaver
                                   Pamela J. Weaver

                                INDEX TO EXHIBITS

                                                                      Page No.
                                                                        In
                                                                       This
Exhibit No.              Description                                  Filing

4.1      Articles  of   Incorporation   of  the   Registrant  are
         incorporated   by  reference  to  Exhibit  3(1)  to  the
         Registrant's Registration Statement on Form S-1 (Registration No. 33-73098), which was filed with the Commission on December 17, 1993

4.2 By-Laws of the Registrant are incorporated by reference to Exhibit 3(2) of the Registrant's Registration Statement on Form S-1 (Registration No. 33-73098), which was filed with the Commission on December 17, 1993

5 Opinion of Barnes & Thornburg as to the legality of the securities being registered

23.1     Consent of Crowe, Chizek and Company LLP

23.2     Consent of Barnes &  Thornburg  is  included  as part of
         Exhibit 5

24 Power of Attorney is set forth on page S-1 of this Registration Statement